Exhibit D

                             CSW International, Inc.
                        Consolidated Statement of Income
                    For the Twelve Months Ended June 30, 2000
                                   (Unaudited)
                                    ($000's)


Operating Revenues
     Electric revenues                                 $ 1,376,307
     Other diversified                                     317,124
                                                  ------------------

                                                         1,693,431

Operating Expenses
     Cost of electric sales                                883,205
     General and administrative                            239,905
     Depreciation and amortization                         129,472
     Other diversified                                     282,765
                                                  ------------------

                                                         1,535,347
                                                  ------------------

Operating Income                                           158,084

Other Income and (Deductions)
     Investment income                                      34,697
     Interest income                                        13,680
     Interest expense                                     (113,241)
                                                  ------------------

                                                           (64,864)
                                                  ------------------

Income Before Income Taxes                                  93,220

Provision for Income Taxes                                  (3,592)
                                                  ------------------

Net Income                                                $ 96,812
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